PALL CORPORATION 2012 STOCK COMPENSATION PLAN

THREE-YEAR PERFORMANCE-BASED
RESTRICTED STOCK UNIT AWARD AGREEMENT

Awarded to:            ______________________________________(“you” or “your”)

Award Date:            ______________________________________

Performance Units (that may be earned):

Total Target Number of Performance Units:    ________________

Target Number of Performance Units that may be Earned Based on Achievement of Cumulative Three Year - EPS (“EPS Units”):

Target:        50% of Total Target Number of Performance Units

Target Number of Performance Units that may be Earned Based on OROC (“OROC Units”):

Target:         50% of Total Target Number of Performance Units

No EPS Units will be earned if Threshold Number for EPS Units is not achieved and no OROC Units will be earned if Threshold Number for OROC Units is not achieved. Threshold Numbers are 50% of Target Numbers noted above. Maximum Number of Units that may be earned is 150% of Target Numbers noted above (in the aggregate).

Performance Period:        August 1, 2013 through July 31, 2016

We are pleased to advise you that Pall Corporation (the “Company”) has, pursuant to the Pall Corporation 2012 Stock Compensation Plan (the “Plan”), awarded you, as of the Award Date set forth above, the number of Performance Units shown above. This award is subject to the terms and conditions of the Plan and this Performance-Based Restricted Stock Unit Award Agreement (the “Award Agreement”). As this award of Performance Units is conveyed and managed online, your online acceptance of this award constitutes your agreement to and acceptance of all terms and conditions of the Plan and this Award Agreement. No payment of cash is required for the Units.

A copy of the Plan and the Plan’s prospectus are being provided to you with this Award Agreement. Words and terms used in this Award Agreement with initial capital letters and not defined herein are used herein as defined in the Plan. The Plan is hereby incorporated by reference in this Award Agreement and made a part of it. This Award Agreement is subject to all of the terms and provisions of the Plan as in effect from time to time but subject to the limitation on amendments set forth in Section 15(c) of the Plan.

The following provisions of this Award Agreement set forth important terms and conditions of the award. Please read the entire Award Agreement thoroughly.

1.    Your Account. The Performance Units awarded to you have been credited to a separate bookkeeping account that the Company has established for you under the Plan (your “Account”). Each Performance Unit so credited, and each Dividend Equivalent Unit, if any, credited to your Account pursuant to Section 2 below (such Performance Units and Dividend Equivalent Units collectively are referred to herein as your “Units” or “PRSUs”), will entitle you to receive, to the extent that the Performance Units become earned and vested as provided in Section 3 below, one share of Pall Corporation Common Stock for each whole Unit in your Account together with cash for any fractional Unit. You will receive the shares (and cash in lieu of any fractional share) at the time, and subject to the conditions, specified in Section 4 below.

2.    Dividend Equivalent Units. Unless and until payment is made with respect to your Units pursuant to Section 4 below, additional Units (“Dividend Equivalent Units”) will be credited to your Account on each date on which the Company pays a dividend on its Common Stock (“Dividend Payment Date”). The number of Dividend Equivalent Units that will be so credited will be determined by first multiplying (A) the total number of Units (including any previously credited Dividend Equivalent Units) standing to your credit in your Account immediately prior to the Dividend Payment Date, by (B) the per-share amount of the dividend paid on that date, and then, dividing the resulting amount by the closing price per share of the Company’s Common Stock on that date.

3.    Vesting of Units.

(a)    No PRSUs will be earned unless and until the Committee determines the extent to which the performance criteria set forth in Exhibit A have been met with respect to the Performance Period designated above. As soon as practicable following the availability of audited results of the Company for the fiscal year ending July 31, 2016, but in no event later than October 31, 2016, the Committee will determine whether and the extent to which the performance criteria in Exhibit A has been satisfied and the number of PRSUs earned as set forth in Exhibit A (“Earned PRSUs”). The date on which the Committee makes its determination is referred to in this Agreement as the “Determination Date”. Earned PRSUs, if any, will become vested and nonforfeitable on the last day of the Performance Period (the “Vesting Date”), provided, except as set forth in Section 3(c) below, that you have not incurred an “Employment Termination Date” (as defined below) prior to the Vesting Date. Except as set forth in Section 3(c) below, if your Employment Termination Date occurs for any reason before the Vesting Date, all of the Units shall be forfeited and immediately cancelled.

(b)    For purposes of Section 3(a), the term “Employment Termination Date” shall mean the earlier of (i) the date, as determined by the Company, that you are no longer actively employed by the Company or any of its Affiliated Companies, and in the case of an involuntary termination, such date shall not be extended by any notice period mandated by law or any contractual notice period); or (ii) the date, as determined by the Company, that your employer is no longer an Affiliated Company. You will not be considered to have terminated employment during an approved leave of absence. However, you will be considered to have terminated employment if you fail to return to the employ of the Company or any of its Affiliated Companies at the end of the approved leave of absence, and your Employment Termination Date shall be deemed to have occurred on the last day of your approved leave of absence.

(c)    Notwithstanding Section 3(a) above, if you incur an “Involuntary Termination of Employment” (as defined in the Plan) following a “Change in Control” (as defined in the Plan), you shall be deemed to have earned (and vested in) a number of Units equal to the greater of (i) the Target Number of Units specified above or (ii) the number of Units that would have been earned by applying the performance criteria specified in Exhibit A to the Company’s actual performance from the beginning of the Performance Period to the date of the Change in Control.

4.    Payment for Vested Units. Payment with respect to your Earned Units that become vested under Section 3 above (your “Vested Units”) will be made in accordance with the following provisions:

(a)    Time of Payment. Except to the extent that you elect otherwise under (b) below, payment with respect to your Vested Units will be made to you, (or in the event of your death to the person or persons you have designated as your beneficiary for purposes of the Plan or to your estate if you have not furnished a beneficiary designation form to the Company) within sixty (60) days after the Determination Date; provided, however, that if you become entitled to Vested Units pursuant to Section 3(c) above, then payment with respect to your Vested Units will be made to you within sixty (60) days after your Involuntary Termination of Employment.

(b)    Deferral of Payment. You may elect to defer payment with respect to part or all of your Vested Units, if any, in accordance with the following provisions, but subject to the provisions of Section 4(c) below:

(i)    Your deferral election must be made in writing, on a form furnished to you for such purpose by the Company or in such other manner as the Company may authorize. The form or election must be received by the Company at least one year prior to the expiration of the Performance Period.

(ii)    In your deferral election form, you must specify the number of Vested Units as to which you want to defer payment, and the date on which payment with respect to such Vested Units is to be made (the “Payment Date”).

(iii)    You may select, as the Payment Date for such Units, the first business day of any of the following: (A) any calendar month after the fifth anniversary of the Determination Date; (B) the calendar year following the date on which your employment with the Company and all of its Affiliated Companies terminates for any reason; or (C) the earlier of (x) any calendar month you select that is a month permitted to be selected under clause (A) of this sentence, or (y) the calendar year referred to in clause (B).

(iv)    Any election you make hereunder will be irrevocable.

(v)    Except as provided in subparagraph (vi) or (vii) below, payment with respect to the Vested Units specified in your deferral election form will be made on the Payment Date selected by you in such form with respect to such Units.

(vi)    If the Payment Date you select pursuant to clause (B) or (C) of subparagraph (iii) above occurs by reason of your “Termination of Employment” (as defined in the Plan) for any reason other than death or Disability, then (A) payment with respect to your Vested Units will not be made to you until the first business day of the first calendar month after the fifth anniversary of the Determination Date even if your Termination of Employment occurs before such Determination Date; and (B) if at the time of your Termination of Employment you are a specified employee as defined in Treasury Regulation 1.409A-1(i), payment with respect to your Units will not be made to you any earlier than the first business day after the expiration of six months from your Termination of Employment.

(vii)    Payment with respect to any part or all of your Vested Units may be made to you on any date earlier than the Payment Date specified by you in your deferral election form if (A) you request such early payment and (B) the Company, in its sole discretion, determines that such early payment is necessary to help you meet an “unforeseeable emergency” within the meaning of Section 409A (a)(2)(B)(ii) of the Code.

(c)    Limitations on Deferral. Your right to make a deferral election under (b) above shall be subject to the following limitations:

(i)    The Company may deny your right to make such election if it determines, in its sole discretion, that your deferral might not be treated as part of a plan of deferred compensation “for a select group of management or highly compensated employees” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(ii)    No amount may be deferred with respect to your Vested Units pursuant to your deferral election hereunder to the extent that any tax is required to be withheld with respect to such amount pursuant to applicable federal, state or local law.

(d)    Form of Payment. Payment to be made with respect to your Vested Units pursuant to (a) or (b) above shall be made (i) by the issuance and delivery of a number of shares of the Company’s Common Stock equal to the total number of whole Vested Units standing to your credit in your Account at the time of payment, and (ii) by payment in cash for any fractional Unit then standing to your credit in your Account. The amount of the cash payment will be determined by multiplying the fractional Unit by the Fair Market Value of a share of Common Stock on the Trading Day preceding the date of payment. The Company shall issue the shares of Company’s Common Stock either (i) in certificate form or (ii) in book entry form, registered in your name.

5.    Additional Terms and Conditions. The Performance Units awarded to you and all Dividend Equivalent Units credited to you hereunder are subject to the following additional terms and conditions:

(a)    No Shareholder Rights Prior to Delivery. Until payment is made with respect to such Units in accordance with Section 4 above, you will have none of the rights of a shareholder with respect to the shares of Common Stock represented by those Units, but you will have the right to be credited with Dividend Equivalent Units thereon as provided in Section 2 above.

(b)    No Right to Assign Units. Your right to receive payment with respect to such Units shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance or attachment or garnishment by a creditor at any time prior to your actual receipt of payment.

(c)    Regulatory Compliance. Notwithstanding anything contained herein to the contrary, the Company’s obligation hereunder to issue or deliver certificates evidencing shares of Common Stock shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)    No Interest in Company Assets. The Plan constitutes only a promise on the Company’s part to make payment to you in the future with respect to such Units in accordance with the terms of the Plan and the provisions of this Award Agreement, and you will have no more than the status of a general unsecured creditor of the Company with respect to your right to receive such payment.

(e)    Plan Terms. The Units are subject to all of the other terms and provisions of the Plan as in effect from time to time.

(f)    Withholding Taxes. You agree to pay the Company, or make provision satisfactory to the Company for payment of, the minimum statutory amount required to satisfy all federal, state and local income tax withholding requirements and your share of applicable employment withholding taxes in connection with the issuance or deliverance of shares of Common Stock following vesting of the Units, in any manner permitted by the Plan.

(g)    Understanding of Plan Terms. By accepting this award, you acknowledge that you have been provided a prospectus describing the Plan, the shares of Common Stock issuable upon vesting of the Units and the federal income tax consequences associated therewith. You also agree that you have read and understand the Plan and this Award Agreement.

(h)    Section 409A Compliance. This Award Agreement shall be interpreted and operated in a manner consistent with Section 409A of the Code, so as to avoid adverse tax consequences in connection with this award of Units. In no event will payment be made under this Agreement any earlier than the earliest date on which payment may be made with respect to your Vested Units under Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) without incurring a tax under Section 409A of the Code. The Company reserves the right, exercisable in its sole discretion and without your consent, to amend the Plan and the terms of this Award Agreement in order to accomplish such result.

(i)    No Right to Continued Employment. By accepting this award, you acknowledge and agree that neither this award of Units nor any of the terms herein (including the vesting schedule) constitute an express or implied promise of continued employment or service for the exercise period or for any other period, and shall not interfere with your right or the right of the Company or its subsidiaries to terminate the employment or service relationship at any time, with or without cause, subject to the terms of any written employment agreement that you may have entered into with the Company or any of its subsidiaries.

(j)    Decisions of Committee. By accepting this award, you hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to this Award Agreement and the Plan.

(k)    Electronic Delivery of Documents. By accepting this award, you further agree that the Company may deliver by email or other electronic means all documents relating to the Plan or this Award Agreement (including, without limitation, Plan prospectuses) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

(l)    Recoupment. Any benefits you may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder; (ii) similar rules under the laws of any other jurisdiction; (iii) any policies adopted by the Company to implement such requirements, and (iv) the terms of the Plan; all to the extent determined by the Company in its discretion to be applicable to you .

(m)    Entire Agreement. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. In the event of any conflict between this Award Agreement and the Plan, the Plan shall be controlling.

(n)    Governing Law. This Award Agreement shall be construed under the laws of the State of New York, without regard to conflict of laws principles.